                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 19, 2002, relating to the consolidated financial statements and financial statement schedule of Cholestech Corporation, which appears in Cholestech Corporation's Annual Report on Form 10-K for the year ended March 29, 2002.

/s/ PricewaterhouseCoopers LLP
San Jose, California
August 14, 2002